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Exhibit 23.1

The Board of Directors
Guitar Center, Inc.:

We consent to the use of our report dated February 7, 2002 incorporated herein by reference, which report is included in the Guitar Center, Inc. 2001 Annual Report on Form 10-K, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Los Angeles, California
August 14, 2002

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  Exhibit 23.1